BYLAWS

of

BABSON CAPITAL FUNDS TRUST

Dated as of May 3, 2013

ARTICLE 1

Agreement and Declaration of Trust and Principal Office

1.1 Principal Office of the Trust. A principal office of the Trust shall be located in Boston, Massachusetts. The Trust may have other principal offices within or without the Commonwealth of Massachusetts as the Trustees may determine or as they may authorize.

1.2 Agreement and Declaration of Trust. These Bylaws shall be subject to the Agreement and Declaration of Trust, as amended or restated from time to time (the “Declaration of Trust”), of Babson Capital Funds Trust, the Massachusetts business trust established by the Declaration of Trust (the “Trust”). Capitalized terms used in these Bylaws and not otherwise defined herein shall have the meanings given to such terms in the Declaration of Trust.

ARTICLE 2

Meetings of Trustees

2.1 Regular Meetings. Regular meetings of the Trustees may be held without call or notice at such places and at such times as the Trustees may from time to time determine, provided that notice of the first regular meeting following any such determination shall be given to absent Trustees.

2.2 Special Meetings. Special meetings of the Trustees may be held at any time and at any place designated in the call of the meeting when called by the Chairman of the Trustees (if any), the President or the Treasurer or by two or more Trustees, sufficient notice thereof being given to each Trustee by the Secretary or an Assistant Secretary or by the officer or the Trustees calling the meeting.

2.3 Notice. It shall be sufficient notice to a Trustee of a special meeting to send notice by mail at least forty-eight hours, or by telegram, telex or telecopy or other electronic transmission method (including e-mail) at least twenty-four hours, before the meeting addressed to the Trustee at his or her usual or last known business or residence address or to give notice to him or her in person or by telephone at least twenty-four hours before the meeting. Notice of a meeting need not be given to any Trustee if a written waiver of notice, executed by him or her, before or after the meeting, is filed with the records of the meeting, or to any Trustee who attends the meeting without protesting prior thereto or at its commencement the lack of notice to him or her. Neither notice of a meeting nor a waiver of a notice need specify the purposes of the meeting.

2.4 Adjournment. Any meeting of the Trustees may be adjourned from time to time by a majority of the votes cast upon the question, whether or not a quorum is present, and the meeting may be held as adjourned without further notice.

ARTICLE 3

Officers and Chairman of the Trustees

3.1 Enumeration; Qualification. The officers of the Trust shall be a President, a Treasurer, a Secretary, a Chief Compliance Officer and such other officers, if any, as the Trustees from time to time may in their discretion elect. The Trust may also have such agents as the Trustees from time to time may in their discretion appoint. Any officer may but need not be a Trustee or a Shareholder. Any two or more offices may be held by the same person.

3.2 Election. The President, the Treasurer and the Secretary shall be elected annually by the Trustees. Other officers, if any, may be elected or appointed by the Trustees at the same meeting at which the President, Treasurer and Secretary are elected, or at any other time. If required by the 1940 Act, the Chief Compliance Officer shall be elected or appointed by a majority of the Trustees, as well as a majority of the Trustees who are not Interested Persons of the Trust (“Independent Trustees”), and otherwise in accordance with Rule 38a-1 (or any successor rule) under the 1940 Act, as such rule may be amended from time to time (“Rule 38a-1”). Vacancies in any office may be filled at any time.

3.3 Tenure. The Chairman of the Trustees, if one is elected, the President, the Treasurer, the Secretary and the Chief Compliance Officer shall hold office until their respective successors are chosen and qualified, or in each case until he or she sooner dies, resigns, is removed with or without cause or becomes disqualified, provided that, if required by the 1940 Act, any removal of the Chief Compliance Officer shall be in accordance with Rule 38a-1. Each other officer shall hold office and each agent of the Trust shall retain authority at the pleasure of the Trustees.

3.4 Powers. Subject to the other provisions of these Bylaws, each officer shall have, in addition to the duties and powers herein and in the Declaration of Trust set forth, such duties and powers as are commonly incident to the office occupied by him or her as if the Trust were organized as a Massachusetts business corporation and such other duties and powers as the Trustees may from time to time designate.

3.5 Chairman of the Trustees. There shall be an office of the Chairman of the Trustees, which shall serve on behalf of the Trustees, but shall not be an officer of the Trust. The office of the Chairman of the Trustees may be held by more than one person. Any Chairman of the Trustees shall be elected by a majority of the Trustees, as well as a majority of the Independent Trustees if required by the 1940 Act. If required by the 1940 Act, any Chairman of the Trustees shall be an Independent Trustee and may, but need not, be a Shareholder. The powers and the duties of the Chairman of the Trustees shall include any and all such powers and duties relating to the operations of the Trustees as, from time to time, may be conferred upon or assigned to such office by the Trustees or as may be required by law, provided that the Chairman of the Trustees shall have no individual authority to act for the Trust as an officer of the Trust. In carrying out the responsibilities and duties of the office, the Chairman of the Trustees may seek assistance and input from other Trustees or Committees of the Trustees, officers of the Trust and the Trust’s investment adviser(s) and other service providers, as deemed necessary or appropriate. The Trustees, including a majority of the Independent Trustees if required by the 1940 Act, may appoint one or more persons to perform the duties of the Chairman of the Trustees, in the event of his absence at any meeting or in the event of his disability.

3.6 President; Vice President. The President shall be the chief executive officer. Any Vice President shall have such duties and powers as may be designated from time to time by the Trustees or the President.

3.7 Treasurer; Assistant Treasurer. The Treasurer shall be the chief financial and accounting officer of the Trust, and shall, subject to the provisions of the Declaration of Trust and to any arrangement made by the Trustees with a custodian, investment adviser, sub-adviser or manager, or transfer, shareholder servicing or similar agent, be in charge of the valuable papers, books of account and accounting records of the Trust, and shall have such other duties and powers as may be designated from time to time by the Trustees or by the President. Any Assistant Treasurer shall have such duties and powers as may be designated from time to time by the Trustees or the President.

3.8 Secretary; Assistant Secretary. The Secretary shall record all proceedings of the Shareholders and the Trustees in books to be kept therefor, which books or a copy thereof shall be kept at the principal office of the Trust. In the absence of the Secretary from any meeting of the Shareholders or Trustees, an Assistant Secretary, or if there be none or if he or she is absent, a temporary secretary chosen at such meeting shall record the proceedings thereof in the aforesaid books. Any Assistant Secretary shall have such duties and powers as may be designated from time to time by the Trustees or the President.

3.9 Chief Compliance Officer. The Chief Compliance Officer shall perform the duties and have the responsibilities of the chief compliance officer of the Trust, including if required by the 1940 Act any such duties and responsibilities imposed by Rule 38a-1, and shall have such other duties and powers as may be designated from time to time by the Trustees.

3.10 Resignations. Any officer may resign at any time by written instrument signed by him or her and delivered to the Chairman of the Trustees, if any, the President or the Secretary, or to a meeting of the Trustees. Such resignation shall be effective upon receipt unless specified to be effective at some other time. Except to the extent expressly provided in a written agreement with the Trust, no officer resigning and no officer removed shall have any right to any compensation for any period following his or her resignation or removal, or any right to damages on account of such removal.

ARTICLE 4

Committees

4.1 Quorum; Voting. Except as provided below or as otherwise specifically provided in the resolutions constituting a Committee of the Trustees and providing for the conduct of its meetings, a majority of the members of any Committee of the Trustees shall constitute a quorum for the transaction of business, and any action of such a Committee may be taken at a meeting by a vote of a majority of the members present (a quorum being present) or evidenced by one or more writings, including writings submitted electronically, signed by such a majority. Members of a Committee may participate in a meeting of such Committee by means of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other at the same time and participation by such means shall constitute presence in person at a meeting.

Except as specifically provided in the resolutions constituting a Committee of the Trustees and providing for the conduct of its meetings, Article 2, Section 2.3 of these Bylaws relating to special meetings shall govern the notice requirements for Committee meetings.

ARTICLE 5

Reports

5.1 General. The Trustees and officers shall render reports at the time and in the manner required by the Declaration of Trust or any applicable law. Officers and Committees shall render such additional reports as they may deem desirable or as may from time to time be required by the Trustees.

ARTICLE 6

Fiscal Year

6.1 General. Except as from time to time otherwise provided by the Trustees, the initial fiscal year of the Trust shall end on such date as is determined in advance or in arrears by the Treasurer, and the subsequent fiscal years shall end on such date in subsequent years.

ARTICLE 7

Seal

7.1 General. The seal of the Trust shall, subject to alteration by the Trustees, consist of a flat-faced die with the word “Massachusetts” together with the name of the Trust and the year of its organization cut or engraved thereon; provided, however, that unless otherwise required by the Trustees, the seal shall not be necessary to be placed on, and its absence shall not impair the validity of, any document, instrument or other paper executed and delivered by or on behalf of the Trust.

ARTICLE 8

Execution of Papers

8.1 General. Except as the Trustees may generally or in particular cases authorize the execution thereof in some other manner, all deeds, leases, transfers, contracts, bonds, notes, checks, drafts and other obligations made, accepted or endorsed by the Trust shall be executed by the President, any Vice President, the Treasurer or by whomever else shall be designated for that purpose by vote of the Trustees, and need not bear the seal of the Trust.

ARTICLE 9

Issuance of Share Certificates

9.1 Share Certificates. Each Shareholder shall be entitled to a certificate stating the number of Shares owned by him or her, in such form as shall be prescribed from time to time by the Trustees. Such certificates shall be signed by the President or any Vice President and by the Treasurer or any Assistant Treasurer. Such signatures may be by facsimile if the certificate is signed by a transfer agent, or by a registrar, other than a Trustee, officer or employee of the Trust. In case any officer who has signed or whose facsimile signature has been placed on such certificate shall cease to be such officer before such certificate is issued, it may be issued by the Trust with the same effect as if he or she were such officer at the time of its issuance.

Notwithstanding the foregoing, in lieu of issuing certificates for Shares, the Trustees or the transfer agent may either issue receipts therefor or may keep accounts upon the books of the Trust for the record holders of such Shares, who shall in either case be deemed, for all purposes hereunder, to be the holders of certificates for such Shares as if they had accepted such certificates and shall be held to have expressly assented and agreed to the terms hereof.

9.2 Loss of Certificates. In case of the alleged loss or destruction or the mutilation of a share certificate, a duplicate certificate may be issued in place thereof, upon such terms as the Trustees shall prescribe.

9.3 Issuance of New Certificates to Pledgee. A pledgee of Shares transferred as collateral security shall be entitled to a new certificate if the instrument of transfer substantially describes the debt or duty that is intended to be secured thereby. Such new certificate shall express on its face that it is held as collateral security, and the name of the pledgor shall be stated thereon, who alone shall be liable as a Shareholder and entitled to vote thereon.

9.4 Discontinuance of Issuance of Certificates. Notwithstanding anything to the contrary in this Article 9, the Trustees may at any time discontinue the issuance of share certificates and may, by written notice to each Shareholder, require the surrender of share certificates to the Trust for cancellation. Such surrender and cancellation shall not affect the ownership of Shares in the Trust.

ARTICLE 10

Provisions Relating to the Conduct of the Trust’s Business

10.1 Determination of Net Asset Value Per Share. Net asset value per share of each series or class of shares of the Trust shall mean: (i) the value of all the assets properly allocable to such series or class; (ii) less total liabilities properly allocable to such series or class; (iii) divided by the number of shares of such series or class outstanding, in each case at the time of each determination. Except as otherwise determined by the Trustees, the net asset value per share of each series or class shall be determined no less frequently than once daily, Monday through Friday, on days on which the New York Stock Exchange is open for trading, at such time or times that the Trustees approve. In valuing the portfolio investments of any series or class of shares for the determination of the net asset value per share of such series or class, securities for which market quotations are readily available shall be valued at prices which, in the opinion of the Trustees or the person designated by the Trustees to make the determination, most nearly represent the market value of such securities, and other securities and assets shall be valued at their fair value as determined by or pursuant to the direction of the Trustees, which in the case of debt obligations, commercial paper and repurchase agreements may, but need not, be on the basis of yields for securities of comparable maturity, quality and type, or on the basis of amortized cost. Expenses and liabilities of the Trust shall be accrued each day. Liabilities may include such reserves for taxes, estimated accrued expenses and contingencies as the Trustees or their designates may in their sole discretion deem fair and reasonable under the circumstances. No accruals shall be made in respect of taxes on unrealized appreciation of securities owned unless the Trustees shall otherwise determine.

ARTICLE 11

Shareholder Meetings and Voting Powers

11.1 Notice; No Ballot. Notice of any meeting of Shareholders may be given by the Secretary or an Assistant Secretary or by any other officer or agent designated for such purpose by the Trustees. No ballot shall be required for any election unless required by a Shareholder present or represented at the meeting and entitled to vote in such election. Notwithstanding anything to the contrary in this Section 11.1, no matter shall be properly before any meeting of Shareholders and no business shall be transacted thereat unless in accordance with Section 11.3 of these Bylaws.

11.2 Record Dates. For the purpose of determining the Shareholders who are entitled to vote or act at any meeting or any adjournment thereof, or who are entitled to receive payment of any dividend or of any other distribution, the Trustees may from time to time fix a time, which shall be not more than 90 days before the date of any meeting of Shareholders or the date for the payment of any dividend or of any other distribution, as the record date for determining the Shareholders having the right to notice of and to vote at such meeting and any adjournment thereof or the right to receive such dividend or distribution, and in such case only Shareholders of record on such record date shall have the right notwithstanding any transfer of Shares on the books of the Trust after the record date; or without fixing such record date the Trustees may for any of such purposes close the register or transfer books for all or any part of such period.

ARTICLE 12

Preferences, Rights and Privileges of the

Trust’s Classes of Shares

12.1 General. Each class of shares of the Trust or of a particular series of the Trust, as the case may be, will represent interests in the same portfolio of investments of the Trust (or that series) and be identical in all respects, except as set forth below: (a) each class of shares shall be charged with the expense of any Distribution Plan adopted by the Trust pursuant to Rule 12b-1 under the Investment Company Act of 1940 with respect to such class of shares, (b) each class of shares will be charged with any incremental shareholder servicing expense attributable solely to such class, as determined by the Trustees, (c) each class of shares shall be charged with any other expenses properly allocated to such class, as determined by the Trust, (d) each class of shares shall vote as a separate class on matters which pertain to any Rule 12b-1 Distribution Plan pertaining to such class of shares, (e) each class of shares will have only such exchange privileges as may from time to time be described in the Trust’s prospectus with respect to such class, (f) each class of shares shall bear such designation as may be approved from time to time by the Trustees and (g) reinvestments of distributions from the Trust paid with respect to the shares of a particular class will be paid in additional shares of such class.

ARTICLE 13

Amendment to the Bylaws

13.1 General. Except to the extent that the Declaration of Trust or applicable law requires a vote or consent of Shareholders or a higher vote or consent by the Trustees, these Bylaws may be amended, changed, altered or repealed, in whole or part, only by resolution of a majority of the Trustees then in office at any meeting of the Trustees, or by one or more writings signed by such Trustees.